UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 9, 2005


                          AMERICAN PALLET LEASING, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                   000-29519                     33-0889194
(State of incorporation)     (Commission File No.)              (IRS Employer
                                                             Identification No.)


           425 SECOND STREET, S.E. SUITE 600, CEDAR RAPIDS, IOWA 52401 (Address, including Zip Code, of Principal Executive Offices)


       Registrant's telephone number, including area code: (864) 936-7000

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

         American Pallet Leasing, Inc. (the "Company") is furnishing in this Form 8-K to provide shareholders with current information regarding the operations of a material subsidiary.

ITEM 8.01 OTHER EVENTS

         On June 9, 2005, the Company reported that a temporary shutdown of its wholly owned subsidiary G&G/Cherokee Wood, Inc. (the "Subsidiary") will accelerate a planned overhaul of the same unit, originally scheduled for later this year.

         The Company has been in the process of raising capital to increase capacity at the Subsidiary and to effect further acquisitions. The Company elected to temporarily shut down the Subsidiary's operations in order to conserve cash and convert production from pine to more profitable hardwood. The Company has arranged for approximately $100,000 in operating capital to resume operations within two weeks time while it continues to negotiate with institutional investors as part of a larger found of financing.

         After reviewing the carrying costs of the Subsidiary's operations against the need to make the aforementioned conversion, the Company decided to temporarily shut down the Subsidiary for the conversion.

         The Subsidiary's shutdown will temporarily reduce the Company's operating costs, but will also result in reduced revenue for the quarter, which will end on June 30, 2005, and for its fiscal year ended June 30, 2005.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements made in this Form 8-K and other documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to the Company and its Subsidiary and with respect to proposed acquisitions, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include the availability of cash and the ability of the Company to raise additional capital, risks and uncertainties relating to proposed acquisitions, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisitions will not be fully realized or will take longer to realize than expected, disruption from the proposed acquisitions making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed acquisition, interest rates, availability of supplies, risk management, and commodity risk transactions, seasonality, market liquidity, the competitive environment in the pallet-related industries, the performance of its Subsidiary and any future operating subsidiaries, the ability of the Company to secure new sales, the risks associated with completion of the construction of the wood and steel pallet production facility in Rock Valley, Iowa. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2005                                 AMERICAN PALLET LEASING, INC.


                                                   By: /s/ Timothy Bumgarner
                                                       ------------------------
                                                   Name:  Timothy Bumgarner
                                                   Title: President & CEO